UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

Steel Excel Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 regarding the Protective Amendment (as defined below) and in Item 8.01 regarding the Plan Amendment (as defined below) is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 28, 2015, the Board of Directors and the majority stockholder of Steel Excel Inc. (the “Company”)  approved an amendment to the Company’s Certificate of Incorporation to amend the Certificate of Incorporation to include a protective amendment (the “Protective Amendment”) designed to protect the Company’s net operating losses and other tax benefits (the “NOLs”). The Protective Amendment is in substantially the same form as the protective amendment approved by the Company’s stockholders at the Company’s 2012 Annual Meeting of Stockholders on May 18, 2012, which expired on May 18, 2015. The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfer of the Company’s common stock if the effect would be to increase the direct or indirect ownership of any Person (as defined in the Certificate of Amendment) from less than 4.9% to 4.9% or more of the Company’s common stock, or increase the ownership percentage of a Person owning or deemed to own 4.9% or more of the Company’s common stock. Any direct or indirect transfer attempted in violation of this restriction would be void as of the date of the prohibited transfer as to the purported transferee.  The Protective Amendment permits the Company’s Board of Directors to approve transfers of the Company’s common stock that would otherwise violate the transfer restrictions in the Protective Amendment if it determines that the approval is in the best interests of the Company.

The Company plans on filing with the U.S. Securities and Exchange Commission a preliminary, followed by a definitive, Information Statement on Schedule 14C to provide non-consenting Company stockholders notice of the approval of the Protective Amendment and Plan Amendment, and thereafter will mail the definitive Information Statement to such holders in compliance with Rule 14c-5 under the Securities Exchange Act of 1934. Following the mailing of the Information Statement to such holders, the Company will file the Protective Amendment with Secretary of State of the State of Delaware, upon which the Protective Amendment will become effective.

The foregoing description of the Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Protective Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2015, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 11,565,103 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. There were 11,017,649 shares present in person or by proxy at the Annual Meeting, representing approximately 95.26% of the shares entitled to vote. At the Annual Meeting stockholders were asked to vote on three proposals; set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal 1

The stockholders elected each of the six director nominees to the Board of Directors of the Company, until the Company’s annual meeting in 2016 and until their successors are duly elected and qualified.

Nominee	For	Against	Withheld
Warren G. Lichtenstein	8,663,180 (82.05%)	1,888,802 (17.88%)	6,027 (0.05%)
Jack L. Howard	8,330,291 (78.90%)	2,221,691 (21.04%)	6,027 (0.05%)
John J. Quicke	8,853,455 (83.85%)	1,698,527 (16.08%)	6,027 (0.05%)
John Mutch	10,143,156 (96.07%)	408,826 (3.87%)	6,027 (0.05%)
Gary W. Ullman	10,477,645 (99.23%)	74,337 (0.70%)	6,027 (0.05%)
Robert J. Valentine	8,861,400 (83.93%)	1,690,027 (16.00%)	6,582 (0.06%)

There were 459,640 broker non-votes with respect to the election of directors.

Proposal 2

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	10,479,640 (99.25%)
Against	60,890 (0.57%)
Abstain	17,479 (0.16%)
Broker Non-Votes	459,640

Proposal 3

The stockholders ratified the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	10,974,403 (99.60%)
Against	40,843 (0.37%)
Abstain	2,403 (0.02%)

Item 8.01	Other Events.

On May 28, 2015, the Board of Directors and the majority stockholder of the Company, approved a second amendment (the “Plan Amendment”) to the Tax Benefits Preservation Plan, dated as of December 21, 2011, as amended on May 1, 2012 (the “Plan”) to extend the “Expiration Date” (as defined in the Plan) in order to continue to preserve the tax treatment of the Company’s NOLs. The Plan Amendment extends the Expiration Date under the Plan for an additional three-year period, from May 28, 2015 to May 28, 2018.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Form of Amendment to Certificate of Incorporation of Steel Excel Inc.
4.1	Form of Second Amendment to the Tax Benefits Preservation Plan

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 1, 2015	Steel Excel Inc.

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer